Exhibit 10.13

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made as of the 21st day of June, 2006, by and by and between EagleBank, a Maryland corporation (“Eagle”), and Thomas D. Murphy (“Murphy”).

RECITAL

The parties desire to amend as set forth herein the Employment Agreement dated January 5, 2004 entered into by the parties (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the premises the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify, amend and/or supplement the Employment Agreement as hereinafter set forth:

1.             Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following is substituted therefor:

“2.1         Position.  Eagle hereby employs Murphy to serve as the President of the Montgomery County Region of Eagle.  It is expected that as long as “inside” representation is permitted on the Board, Murphy shall also be a member of the Board, subject to election by EBI in accordance with the Bylaws of EBI and Eagle.”

2.             Paragraph 3.1(c) and Paragraph 3.1(d) are deleted in their entirety and the following is substituted therefor:

“[Paragraph 3.1(c) and Paragraph 3.1(d) are intentionally omitted.]”

3.             Paragraph 3.1(h) is deleted in its entirety and the following is substituted therefor:

“(h)         such other duties of the President of the Montgomery County Region as may be enumerated in the Bylaws; and”

4.             Paragraph 3.1(i) deleted in its entirety and the following is substituted therefor:

“ such other duties and responsibilities as are normally incident to the position of President of the Montgomery County Region, including assisting, directing and/or supervising the operations and other employees of Eagle upon such terms, conditions, rules, policies and regulations as may be established by the Board from time to time.”

5.             All provisions of the Employment Agreement not modified, amended and/or supplemented hereby, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written.

EagleBank	Thomas D. Murphy

By:
Title:	Thomas D. Murphy

Eagle Bancorp, Inc.

By:
Title: